Press Contact: Tom Rodak Director of Corporate Marketing (765) 771-5555	Investor Relations: (765) 771-5310

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces Third Quarter Results
Q3 2011 Operating Income Improves $6.5 Million Year-over-Year

LAFAYETTE, Ind. – November 1, 2011 – Wabash National Corporation (NYSE: WNC) reported significant year-over-year improvement across a number of financial and operating metrics.  The Company reported net income of $1.1 million, or $0.02 per diluted share for the third quarter of 2011 on net sales of $336 million compared to a net loss of $1.9 million, or $0.03 per diluted share, on net sales of $171 million for the third quarter of 2010.  For the nine months ended September 30, the Company reported net income of $7.6 million, or $0.11 per diluted share, on net sales of $846 million for 2011 compared to a net loss of $146.6 million, or $3.93 per diluted share, on net sales of $399 million for 2010.  Results for the nine months ending September 30, 2011 include a one-time charge of $0.7 million, or $0.01 per diluted share, related to the early extinguishment of the Company’s prior revolving credit facility that was replaced during the second quarter.  Results for the three and nine months ended September 30, 2010 included a non-cash benefit of $3.3 million, or $0.05 per diluted share, and a charge of $121.6 million, or $2.78 per diluted share, respectively, related to the change in the fair value of the Company’s warrant which was issued in 2009 to a private investor and fully exercised in the third quarter of 2010.

The Company reported operating income of $2.3 million for the third quarter of 2011, compared to an operating loss of $4.2 million for the third quarter of 2010.  For the nine months ended September 30, the Company reported operating income of $11.4 million for 2011 as compared to an operating loss of $21.2 million for 2010.  The improvement in operating results of $6.5 million and $32.6 million for the three and nine month periods, respectively, resulted primarily from higher new trailer shipments of 13,600 and 33,900 units, representing increases of 100 percent and 129 percent, respectively, from the prior year periods.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
	September 30,		December 31,	March 31,	June 30,	September 30,
(Dollars in thousands)	2010		2010	2011	2011	2011

New Trailer Units Sold	6,800		10,100	8,900	11,400	13,600

Net Sales	$170,848		$241,550	$221,984	$287,095	$336,433

Gross Profit Margin	3.8%		7.2%	7.4%	5.7%	4.0%

(Loss) Income from Operations	$(4,206)		$5,736	$4,009	$5,117	$2,270

Net (Loss) Income	$(1,938	)(1)	$4,859	$3,197	$3,302	$1,092

Operating EBITDA (Non-GAAP)	$643		$10,752	$8,802	$9,737	$6,558

Note:	(1)
Quarterly Net (Loss) Income includes a non-cash benefit of approximately $3.3 million for the third quarter of 2010  related to the decrease in the fair value of the Company’s warrant which was issued to a private investor in 2009 and fully exercised in the third quarter of 2010.

Dick Giromini, President and Chief Executive Officer, stated, “We are pleased to have delivered noteworthy year-over-year improvement in our operating results for the eighth consecutive quarter. As expected, the third quarter presented the most significant cost and performance challenges of the year related to the peak effect of higher raw material costs; fixed-price, lower-margin orders accepted early in the cycle; and labor inefficiencies associated with capacity ramp-up.  However, we made progress in working through these challenges as we moved through the third quarter. Going forward, we firmly expect to deliver improved financial performance that is more reflective of current demand and, more importantly, our positioning in the marketplace. Our efforts to further diversify the business continued to show positive momentum as sales of our non-trailer related DuraPlate® and Allied products totaled $16 million for the quarter, an increase of approximately 153 percent as compared to the prior year.”

Mr. Giromini continued, “For the third quarter, new trailer shipments increased to 13,600, representing the highest shipment quarter since 2006.  We expect to see a similar shipment level for the fourth quarter with 2011 full-year new trailer shipments estimated to be approximately 47,000 to 48,000 units and supported by a backlog of $513 million as of September 30, 2011. With the third quarter now behind us, we look forward to improving margins through the continued optimization initiatives and an improving mix of higher-margin orders. Longer-term, as we enter the 2012 order season, we are committed to improving pricing and margins and we remain confident in our strategic positioning to deliver improved operating performance throughout the cycle along with continued diversification of the business. Our industry is still early in the recovery cycle and we are well positioned to capitalize on the increasing demand for new trailers.”

On a non-GAAP basis, the Company’s Operating EBITDA of $6.6 million represents an increase of $5.9 million as compared to the third quarter of 2010 on approximately 6,800 additional new trailer shipments. A discussion of the Company’s use of Operating EBITDA as a non-GAAP measure is included below, and a reconciliation of Operating EBITDA to net income (loss) is provided in the supplemental schedules included in this release.

Finally, and as previously announced, on August 22, 2011 the Company entered into an amendment to its existing credit agreement further increasing the borrowing capacity from $150 million to $175 million.  Under the credit agreement, the Company had the option, subject to a borrowing base and lender agreement, to request up to two increases in minimum increments of $25 million and not to exceed $50 million.  As a result, liquidity, or cash plus available borrowings, at September 30, 2011 amounted to approximately $107 million.

Third Quarter 2011 Conference Call
Wabash National Corporation will conduct a conference call to review and discuss its third quarter results on November 2, 2011, at 10:00 a.m. EDT.  The phone number to access the conference call is 877-407-8035. The call can also be accessed live on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through January 25, 2012.

Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains the non-GAAP financial measure Operating EBITDA.

Operating EBITDA should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income (loss), and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, preferred stock dividends, depreciation, amortization, stock-based compensation, and other non-operating income and expense, as well as non-cash charges associated with the Company’s warrant issued in 2009 and fully exercised in 2010. Management believes Operating EBITDA provides useful information to investors regarding our results of operations.  We provide this measure because we believe it is useful for investors to understand our performance period to period with the exclusion of the recurring and non-recurring items identified above.  Management believes the presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of our operating performance.  A reconciliation of Operating EBITDA to net income (loss) is included in the tables following this release.

About Wabash National Corporation
Headquartered in Lafayette, Indiana, Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, dump trailers, truck bodies and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, FreightProTM, Eagle® and BensonTM brand names. The Company operates two wholly owned subsidiaries: Transcraft® Corporation, a manufacturer of flatbed, drop deck and dump trailers as well as truck bodies; and Wabash National Trailer Centers, trailer service centers and retail distributors of new and used trailers and aftermarket parts throughout the U.S.

Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding our outlook for new trailer shipments and Operating EBITDA, backlog, expectations regarding increases in trailer demand levels, the sufficiency of the Company’s capital structure, the needs of the Company in the future, expectations regarding margin performance, whether profitability can be sustained, the Company’s diversification strategy and encouraging signs in the macroeconomic landscape. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net sales	$336,433	$170,848	$845,512	$398,822
Cost of sales	323,113	164,381	799,451	388,030
Gross profit	13,320	6,467	46,061	10,792
General and administrative expenses	7,895	8,019	25,365	24,249
Selling expenses	3,155	2,654	9,300	7,696
Income (Loss) from operations	2,270	(4,206)	11,396	(21,153)
Other income (expense):
Decrease (Increase) in fair value of warrant	-	3,265	-	(121,587)
Interest expense	(1,108)	(1,023)	(3,181)	(3,048)
Loss on debt extinguishment	-	-	(668)	-
Other, net	24	38	191	(732)

Income (Loss) before income taxes	1,186	(1,926)	7,738	(146,520)
Income tax expense	94	12	147	99
Net income (loss)	1,092	(1,938)	7,591	(146,619)
Preferred stock dividends and early extinguishment	-	-	-	25,454
Net income (loss) applicable to common stockholders	$1,092	$(1,938)	$7,591	$(172,073)
Basic and diluted net income (loss) per share	$0.02	$(0.03)	$0.11	$(3.93)
Net comprehensive income (loss)	$1,092	$(1,938)	$7,591	$(146,619)

	Manufacturing	Retail & Distribution	Eliminations	Total
Three months ended September 30,
2011
Net sales	$317,305	$33,672	$(14,544)	$336,433
Income (Loss) from operations	$1,303	$979	$(12)	$2,270
New trailers shipped	13,700	600	(700)	13,600

2010
Net sales	$154,545	$27,035	$(10,732)	$170,848
(Loss) Income from operations	$(4,588)	$391	$(9)	$(4,206)
New trailers shipped	6,800	500	(500)	6,800

Nine months ended September 30,
2011
Net sales	$789,355	$102,136	$(45,979)	$845,512
Income from operations	$9,430	$1,864	$102	$11,396
New trailers shipped	34,000	2,000	(2,100)	33,900

2010
Net sales	$350,067	$72,837	$(24,082)	$398,822
Loss from operations	$(20,920)	$(131)	$(102)	$(21,153)
New trailers shipped	14,800	1,100	(1,100)	14,800

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Basic net income (loss) per share:
Net income (loss) applicable to common stockholders	$1,092	$(1,938)	$7,591	$(172,073)
Undistributed earnings allocated to participating securities	(7)	-	(44)	-
Net income (loss) applicable to common stockholders excluding amounts
applicable to participating securities	$1,085	$(1,938)	$7,547	$(172,073)
Weighted average common shares outstanding	68,117	59,825	68,071	43,734
Basic net income (loss) per share	$0.02	$(0.03)	$0.11	$(3.93)

Diluted net income (loss) per share:
Net income (loss) applicable to common stockholders	$1,092	$(1,938)	$7,591	$(172,073)
Undistributed earnings allocated to participating securities	(7)	-	(44)	-
Net income (loss) applicable to common stockholders excluding
amounts applicable to participating securities	$1,085	$(1,938)	$7,547	$(172,073)

Weighted average common shares outstanding	68,117	59,825	68,071	43,734
Dilutive stock options and restricted stock	341	-	399	-
Diluted weighted average common shares outstanding	68,458	59,825	68,470	43,734
Diluted net income (loss) per share	$0.02	$(0.03)	$0.11	$(3.93)

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$47,993	$21,200
Accounts receivable	45,892	37,853
Inventories	199,986	110,850
Prepaid expenses and other	662	2,155
Total current assets	$294,533	$172,058

Property, plant and equipment	95,114	98,834

Intangible assets	20,577	22,863

Other assets	8,281	9,079
	$418,505	$302,834

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of capital lease obligations	$4,058	$590
Accounts payable	119,988	71,145
Other accrued liabilities	41,326	38,896
Total current liabilities	$165,372	$110,631

Long-term debt	110,000	55,000

Capital lease obligations	826	3,964

Other noncurrent liabilities and contingencies	4,084	4,214

Stockholders' equity	138,223	129,025
	$418,505	$302,834

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2011	2010

Cash flows from operating activities
Net income (loss)	$7,591	$(146,619)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	11,754	12,862
Net (gain) loss on the sale of assets	(12)	4
Loss on debt extinguishment	668	-
Increase in fair value of warrant	-	121,587
Stock-based compensation	1,947	2,466
Changes in operating assets and liabilities
Accounts receivable	(8,039)	(5,026)
Inventories	(89,136)	(77,591)
Prepaid expenses and other	1,493	2,486
Accounts payable and accrued liabilities	51,273	53,710
Other, net	81	1,223
Net cash used in operating activities	$(22,380)	$(34,898)

Cash flows from investing activities
Capital expenditures	(3,406)	(1,154)
Proceeds from the sale of property, plant and equipment	17	1,806
Net cash (used in) provided by investing activities	$(3,389)	$652

Cash flows from financing activities
Proceeds from issuance of common stock, net of expenses	-	71,948
Proceeds from exercise of stock options	466	305
Borrowings under revolving credit facilities	731,546	456,864
Payments under revolving credit facilities	(676,546)	(434,100)
Principal payments under capital lease obligations	(476)	(253)
Stock repurchase	(505)	(320)
Payments under redemption of preferred stock	-	(47,791)
Debt and preferred stock issuance costs paid	(1,923)	(120)
Net cash provided by financing activities	$52,562	$46,533

Net increase in cash and cash equivalents	$26,793	$12,287
Cash and cash equivalents at beginning of period	21,200	1,108
Cash and cash equivalents at end of period	$47,993	$13,395

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income (loss)	$1,092	$(1,938)	$7,591	$(146,619)
Income tax expense	94	12	147	99
(Decrease) Increase in fair value of warrant	-	(3,265)	-	121,587
Interest expense	1,108	1,023	3,181	3,048
Depreciation and amortization	3,885	4,139	11,754	12,862
Stock-based compensation	403	710	1,947	2,466
Other non-operating (income) expense	(24)	(38)	477	732
Operating EBITDA	$6,558	$643	$25,097	$(5,825)

	Three Months Ended
	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011
Net (loss) income	$(139,079)	$(5,602)	$(1,938)	$4,859	$3,197	$3,302	$1,092
Income tax expense (benefit)	87	-	12	(150)	42	11	94
Increase (Decrease) in fair value of warrant	126,765	(1,913)	(3,265)	-	-	-	-
Interest expense	1,027	998	1,023	1,092	926	1,147	1,108
Depreciation and amortization	4,428	4,295	4,139	3,993	3,945	3,924	3,885
Stock-based compensation	829	927	710	1,023	848	696	403
Other non-operating (income) expense	(32)	802	(38)	(65)	(156)	657	(24)
Operating EBITDA	$(5,975)	$(493)	$643	$10,752	$8,802	$9,737	$6,558